Exhibit 23.6

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated August 18, 2014, included herein and to the reference to our firm under the heading “Experts” in the prospectus.

Our report dated August 18, 2014 refers to the audit of the statement of financial position of Affimed Therapeutics B.V. for the period ended June 30, 2014.

/s/ KPMG AG Wirtschaftsprüfungsgesellschaft

Leipzig, Germany

August 19, 2014